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                                 EXHIBIT 21

                       SUBSIDIARIES OF THE REGISTRANT
                       ------------------------------

 DeVry Inc.:

    Subsidiaries:            DeVry University, Inc.

                             DeVry New York

                             DeVry Leasing Corp.

                             DeVry Educational Products, Inc.

                             Becker CPA Review Corp.

                             Becker CPA Review, Inc. (1)

                             Becker CD LLC (1)

                             DeVry/Becker Educational
                              Development Corp.

                             Newton Becker Limited (2), a Hong
                              Kong Corporation

                             Becker CPA Review Limited (2), an
                              Israeli Corporation



 DeVry University, Inc.:

    Subsidiaries:            DeVry Canada, Inc., a Canadian
                              corporation

                             DeVry Educational Development
                              Corp., a Delaware Corporation

                             DeVry Colorado LLC

                             DeVry Institute of Technology,
                              Inc., a Delaware corporation

                             Missouri Institute of Technology,
                              Inc., a Missouri corporation

                             Provost & Associates, Inc., an
                              Illinois corporation

-----------------------
(1) Subsidiary of Becker CPA Review Corp.

(2) Subsidiary of DeVry/Becker Educational Development Corp.